Exhibit 10.1

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

OF HONEYWELL INTERNATIONAL INC.

OPTION AGREEMENT

OPTION AGREEMENT made in Morris Township, New Jersey, as of the ____ day of ___________, between Honeywell International Inc., a Delaware corporation (the "Corporation"), and______________, a director of the Corporation (the "Director").

1.         The Corporation has this day granted to the Director the option (the "Option") to purchase all or any part of an aggregate of _____________ shares of its common stock (the "Common Stock") under the Stock Plan for Non-Employee Directors of Honeywell International Inc. (the "Plan"), subject to the provisions of this Agreement. The Director hereby accepts the grant and agrees to be bound by the terms and conditions of this Agreement with respect thereto.

2.         The purchase price of the shares of Common Stock covered by the Option shall be $_____ per share.

3.         The term of the Option shall be for a period of ten years from the date hereof, subject to earlier termination or cancellation as provided in the Plan.

4.         The Option is a non-qualified Option for federal income tax purposes.

5.         The Option shall become 100% vested at the earliest of the Director's retirement from the Corporation’s Board of Directors at or after age 70, the Director's death or disability (as defined in the Plan) or ____________. Prior thereto, the Option shall become exercisable in cumulative installments as follows: _________________ (vesting schedule within three-year period.)

6.         Exercise of the Option is subject to the conditions that to the extent required at the time of exercise (a) the shares of Common Stock covered by the Option shall be duly listed, upon official notice of issuance, upon the New York Stock Exchange, and (b) a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective.

7.         The Option shall not be transferable by the Director otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Director only by the Director or by the Director's guardian or legal representative.

8.         Nothing in this Agreement or the Plan shall prejudice the rights of the Board of Directors or the shareowners of the Corporation with respect to the nomination and election of the Director.

9.         Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Corporation, at 101 Columbia Road, Morristown, New Jersey 07962, Attention: Executive Compensation, which will also have forms available for any such exercise.

10.       The Corporation shall have the right, prior to the issuance of any shares in connection with the exercise of the Option, to withhold or require payment by the Director of any amounts necessary to satisfy applicable tax requirements.

11.       Except as otherwise provided in this Agreement, the exercise of the Option is subject to the provisions of the Plan, as the Plan may be amended from time to time, and any rules and regulations which may be prescribed thereunder, provided that, unless otherwise required by law, no amendment may, without the consent of the Director, adversely affect the rights of the Director under this Agreement. Copies of the current Plan and Plan prospectus have been delivered to the Director, receipt of which is hereby acknowledged by the Director.

12.       The Director has read and understands the Corporation’s policy, and is aware of and understands the Director’s obligations under federal securities laws, in respect of trading in the Corporation’s securities. The Director agrees not to sell any securities in connection with the exercise of the Option granted hereunder at any time when the Director possesses material nonpublic information with respect to the Corporation.

13.       The Corporation and the Director agree that the validity, performance, interpretation and other incidents of this Agreement shall be governed by the law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by the facsimile signature of its Chairman of the Board and Chief Executive Officer, and the Director has duly executed this Agreement, all as of the day and year first above written.

Honeywell International Inc.

By:	[Name]
[Title]

_______________________

[Name of Director]